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                    Exhibit 21. Subsidiaries of the Company.

                                                                 STATE OF
             SUBSIDIARY                                        INCORPORATION
             ----------                                        -------------
GETTY PROPERTIES CORP.                                            Delaware

         AOC TRANSPORT, INC.                                      Delaware

         GETTY TM CORP.                                           Maryland

         GETTYMART INC.                                           Delaware

         LEEMILT'S FLATBUSH AVENUE, INC.                          New York

         LEEMILT'S PETROLEUM, INC.                                New York

         ROSEDALE HOLDING, LLC*                                   Delaware

         SLATTERY GROUP INC.                                      New Jersey

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP**                   New York


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* 50% ownership

** 99% owned by the Company, representing the limited partner units, and 1% owned by Getty Properties Corp., representing the general partner interest.